EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148525-01, 333-143150 and 333-52857 on Form S-3, in Amendment No. 1 to Registration Statement No. 333-114858 on Form S-4 and in Registration Statement Nos. 333-152505, 333-136920, 333-129176 and 333-129175 on Forms S-8 of our reports dated February 25, 2009, relating to the consolidated financial statements and financial statement schedule of Rayonier Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the presentation of the Company’s New Zealand operations and International Wood Products log trading operations as discontinued operations) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rayonier Inc. and subsidiaries for the year ended December 31, 2008.

Certified Public Accountants

Jacksonville, Florida

February 25, 2009